Exhibit 99.1

QuidelOrtho Reports Third Quarter 2025 Financial Results
― Total revenue of $700 million; excluding COVID-19 and Donor Screening, revenue grew mid-single digits, demonstrating solid underlying growth and momentum ―
― Successful completion of debt refinancing, enhancing financial flexibility through improved terms and reduced amortization obligations ―
― Full-year 2025 revenue and adjusted EBITDA guidance ranges narrowed; adjusted diluted EPS updated to reflect debt refinancing ―

November 5, 2025

Third Quarter 2025 Results
(all comparisons are to the prior year period)

•Total revenue was $700 million, as reported
◦Non-respiratory revenue was $588 million, an increase of 5% as reported and 4% in constant currency; excluding Donor Screening¹, non-respiratory revenue grew 6% in constant currency
◦Labs revenue grew 5% as reported and 4% in constant currency
◦Respiratory revenue was $112 million as reported; the decline was primarily driven by a 63% decrease in COVID-19 revenue
•GAAP operating expenses² decreased by 6%; non-GAAP operating expenses decreased by 7%, both driven by the Company’s cost-savings initiatives
•GAAP net loss margin was (105%); GAAP operating margin was (101%), which included a $701 million non-cash goodwill impairment charge (see description below); adjusted EBITDA margin was 25%, a 180 basis point improvement compared to the prior year period
•GAAP diluted loss per share was $10.78; adjusted diluted earnings per share (“EPS”) was $0.80

SAN DIEGO, CA November 5, 2025 — QuidelOrtho Corporation (Nasdaq: QDEL) (the “Company” or “QuidelOrtho”), a global leader of innovative in vitro diagnostics, today announced financial results for the third quarter ended September 28, 2025.

“Our third quarter results reflect continued execution and meaningful progress against our strategic and financial priorities,” said Brian J. Blaser, President and Chief Executive Officer of QuidelOrtho. “Through disciplined execution and focused investments in our highest-growth areas, we are expanding margins and accelerating innovation—most recently with the addition of high-sensitivity Troponin on our VITROS platform. Backed by a broad portfolio, global reach, and operational focus, we believe we are well positioned to deliver sustainable growth and long-term value for our shareholders.”

Third Quarter 2025

The Company reported total revenue for the third quarter of 2025 of $700 million, compared to $727 million in the prior year period, a 4% decrease as reported. The decrease in total revenue was primarily due to lower COVID-19 and Donor Screening revenue compared to the prior year period. Foreign currency translation had a favorable impact of approximately 90 basis points on the Company’s third quarter 2025 revenue.

GAAP diluted loss per share for the third quarter of 2025 was $10.78, compared to diluted loss per share of $0.30 in the prior year period. GAAP net loss for the third quarter of 2025 was $733 million, compared to $20 million in the prior year period. GAAP operating loss for the third quarter of 2025 was $705 million, compared to an operating income of $15 million in the prior year period. GAAP net loss and GAAP operating loss in the third quarter of 2025 included a non-cash goodwill impairment charge of $701 million due to a decrease in the estimated fair value related to the decline in the Company’s stock price and market capitalization. As a result, GAAP net loss margin was (105%), compared to (3%) in the prior year period, and GAAP operating margin was (101%),
1 The Company is in the process of winding down its U.S. Donor Screening portfolio.
² Operating expenses is comprised of Selling, marketing and administrative and Research and development expenses.

compared to 2% in the prior year period. Third quarter 2025 results included $40 million in restructuring, integration and other charges.

Adjusted diluted EPS for the third quarter of 2025 was $0.80, compared to adjusted diluted EPS of $0.85 in the prior year period. Adjusted EBITDA for the third quarter of 2025 was $177 million, compared to $171 million in the prior year period. Adjusted EBITDA margin for the third quarter of 2025 was 25%, compared to 23% in the prior year period. The year-over-year increase was driven by the Company’s cost-savings initiatives.

Full-year 2025 Financial Guidance

Based on its current business outlook, the Company is providing its fiscal 2025 financial guidance, as follows:

Total revenues (reported)	$2.68 - $2.74 billion*
Adjusted EBITDA	$585 - $605 million
Adjusted EBITDA margin	22%
Adjusted diluted EPS	$2.00 - $2.15

* Foreign currency exchange is expected to be neutral for the full-year 2025 based on currency rates as of October 26, 2025. Please see page 9 of the Third Quarter 2025 Financial Results presentation on the “Investor Relations” page of the Company’s website for the full list of assumptions on which the Company’s current 2025 financial guidance is based.

A reconciliation of forward-looking non-GAAP measures, including adjusted EBITDA, adjusted EBITDA margin and adjusted diluted EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. We are not, without unreasonable effort, able to reliably predict the impact of impairment charges and related tax benefits, employee compensation costs and other adjustments. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results. In addition, the Company believes any such reconciliation would imply a degree of precision and certainty that could be confusing to investors. See "Forward-Looking Statements" and "Non-GAAP Financial Measures."

Conference Call Information

Following the release of financial results, QuidelOrtho will hold a conference call today beginning at 2:00 p.m. PT / 5:00 p.m. ET to discuss its financial results. Interested parties can access the call from the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at https://ir.quidelortho.com. Presentation materials will also be posted to the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at the time of the call. Those unable to access the webcast may join the call via phone by dialing 833-470-1428 (domestic) or +1 929-526-1599 (international) and entering Conference ID number 415850.

A replay of the conference call will be available shortly after the event on the “Investor Relations” page of the Company’s website under the “Events & Presentations” section.

QuidelOrtho is dedicated to advancing diagnostics to power a healthier future. For more information, please visit quidelortho.com and follow QuidelOrtho on LinkedIn, Facebook and X.

About QuidelOrtho Corporation

With expertise spanning clinical chemistry, immunoassay, immunohematology and molecular testing, QuidelOrtho Corporation (Nasdaq: QDEL) is a leading global provider of diagnostic solutions, delivering fast, accurate and reliable results that help improve patient outcomes – from the point of care to hospital, lab to clinic. Building on a legacy of innovation, QuidelOrtho works with healthcare providers to advance diagnostics that connect insights with solutions, defining a clearer path for informed decisions and better care.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are any statement contained herein that is not strictly historical, including, but not limited to, QuidelOrtho’s commercial, integration and other strategic goals, financial guidance and related assumptions and other future financial condition and operating results, including expected results of operations or financial position, cost-savings and operational improvement initiatives, and other future plans, objectives, strategies, expectations and intentions. Without limiting the foregoing, the words “may,” “will,” “could,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue,” “aim,” “strive,” “seek” or similar words, expressions or the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Such statements are based on the beliefs and expectations of QuidelOrtho’s management as of the date of this press release and are subject to significant known and unknown risks and uncertainties. Actual results or outcomes may differ significantly from those set forth or implied in the forward-looking statements. The following factors, among others, could cause actual results or outcomes to differ from those set forth or implied in the forward-looking statements: fluctuations in demand for QuidelOrtho’s non-respiratory and respiratory products; supply chain, production, logistics, distribution and labor disruptions and challenges; the challenges and costs of integrating, restructuring and achieving anticipated synergies as a result of the business combination of Quidel Corporation and Ortho Clinical Diagnostics Holdings plc or other acquisitions; failure to exercise the option to acquire or complete the proposed acquisition of LEX Diagnostics on the anticipated timeline, or at all, including risks and uncertainties related to LEX Diagnostics’ ability to secure FDA clearance and satisfy other customary closing conditions and provisions; inability to realize the anticipated benefits of acquisitions, debt refinancings, discontinuances of certain business operations (such as the discontinuance of development of the Savanna platform) or cost-savings and operational improvement initiatives on the anticipated timelines, or at all; delays in the development of or failures or delays in the receipt of approvals for new or enhanced products; and other macroeconomic, geopolitical, market, business, competitive and/or regulatory factors affecting the business of QuidelOrtho generally, including those arising from the effects of announced or future or amended tariffs, trade policies, investigations and global trade relations, as well as those discussed in QuidelOrtho’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024 and subsequent reports filed with the Securities and Exchange Commission (the “Commission”), including under Part I, Item 1A, “Risk Factors” of the Form 10-K. You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. All forward-looking statements are based on information currently available to QuidelOrtho and speak only as of the date of this press release. QuidelOrtho undertakes no obligation to update any of the forward-looking information or time-sensitive information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release contains financial measures that are considered non-GAAP financial measures under applicable rules and regulations of the Commission, including but not limited to “revenue changes, excluding COVID-19 and Donor Screening revenues,” “constant currency non-respiratory revenue changes,” “constant currency non-respiratory revenue changes, excluding Donor Screening revenue,” “constant currency Labs revenue changes,” “non-GAAP operating expenses,” “adjusted diluted EPS,” “adjusted EBITDA,” “adjusted EBITDA margin,” and other non-GAAP financial measures included in the reconciliation tables accompanying this press release. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures eliminate impacts of certain non-cash, unusual or other items that the Company does not consider indicative of its ongoing operating performance, and the Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and reports filed with the Commission in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Investor Contact:
Juliet Cunningham
Vice President, Investor Relations
IR@QuidelOrtho.com

Media Contact:
D. Nikki Wheeler
Senior Director, Corporate Communications
media@QuidelOrtho.com

QuidelOrtho
Consolidated Statements of Loss
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Total revenues	$699.9	$727.1	$2,006.6	$2,075.1
Cost of sales, excluding amortization of intangibles	364.3	374.8	1,052.8	1,114.7
Selling, marketing and administrative	186.9	186.4	551.9	579.3
Research and development	41.5	55.9	140.4	171.4
Amortization of intangible assets	47.7	51.9	143.6	155.5
Restructuring, integration and other charges	39.6	36.8	234.6	90.3
Goodwill impairment charge	700.7	—	700.7	1,743.9
Asset impairment charge	9.7	—	9.7	56.9
Other operating expenses	14.3	6.3	25.8	23.6
Operating (loss) income	(704.8)	15.0	(852.9)	(1,860.5)
Interest expense, net	46.1	42.9	126.6	122.9
Loss on extinguishment of debt	5.1	—	5.1	—
Other expense, net	0.9	0.9	10.7	7.2
Loss before income taxes	(756.9)	(28.8)	(995.3)	(1,990.6)
(Benefit from) provision for income taxes	(23.9)	(8.9)	5.8	(117.0)
Net loss	$(733.0)	$(19.9)	$(1,001.1)	$(1,873.6)
Basic loss per share	$(10.78)	$(0.30)	$(14.79)	$(27.92)
Diluted loss per share	$(10.78)	$(0.30)	$(14.79)	$(27.92)
Weighted-average shares outstanding - basic	68.0	67.3	67.7	67.1
Weighted-average shares outstanding - diluted	68.0	67.3	67.7	67.1

QuidelOrtho
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	September 28, 2025	December 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$98.1	$98.3
Accounts receivable, net	386.5	282.4
Inventories	613.8	533.7
Prepaid expenses and other current assets	235.9	262.4
Assets held for sale	32.4	42.1
Total current assets	1,366.7	1,218.9
Property, plant and equipment, net	1,323.3	1,380.2
Right-of-use assets	157.0	168.7
Goodwill	—	649.5
Intangible assets, net	2,608.0	2,735.6
Other assets	220.1	270.7
Total assets	$5,675.1	$6,423.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$213.7	$246.0
Accrued payroll and related expenses	104.3	116.9
Income tax payable	0.9	5.4
Current portion of borrowings	162.5	341.8
Other current liabilities	286.5	288.7
Total current liabilities	767.9	998.8
Operating lease liabilities	155.5	167.2
Long-term borrowings	2,496.5	2,141.3
Deferred tax liabilities	80.1	76.5
Other liabilities	138.7	55.3
Total liabilities	3,638.7	3,439.1
Total stockholders’ equity	2,036.4	2,984.5
Total liabilities and stockholders’ equity	$5,675.1	$6,423.6

QuidelOrtho
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Nine Months Ended
	September 28, 2025	September 29, 2024
Cash (used for) provided by operating activities	$(26.7)	$19.3
Cash used for investing activities	(143.1)	(112.0)
Cash provided by financing activities	166.9	117.7
Effect of exchange rates on cash	2.5	(0.5)
Net (decrease) increase in cash, cash equivalents and restricted cash	(0.4)	24.5
Cash, cash equivalents and restricted cash at beginning of period	98.5	119.5
Cash, cash equivalents and restricted cash at end of period	$98.1	$144.0

Reconciliation to amounts within the consolidated balance sheets:
Cash and cash equivalents	$98.1	$143.7
Restricted cash in Other assets	—	0.3
Cash, cash equivalents and restricted cash	$98.1	$144.0

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted Net Income
(In millions, except per share data; unaudited)

	Three Months Ended				Nine Months Ended
	September 28, 2025	Diluted EPS	September 29, 2024	Diluted EPS	September 28, 2025	Diluted EPS	September 29, 2024	Diluted EPS
Net loss	$(733.0)	$(10.78)	$(19.9)	$(0.30)	$(1,001.1)	$(14.79)	$(1,873.6)	$(27.92)
Adjustments:
Amortization of intangibles	47.7		51.9		143.6		155.5
Restructuring, integration and other charges	39.6		36.8		234.6		90.3
Goodwill impairment charge	700.7		—		700.7		1,743.9
Asset impairment charge	9.7		—		9.7		56.9
Loss on extinguishment of debt	5.1		—		5.1		—
Legal accrual	9.4		—		9.4		—
Amortization of deferred cloud computing implementation costs	7.9		4.7		19.0		10.6
Incremental depreciation on PP&E fair value adjustment	5.1		8.6		15.7		26.8
Accelerated depreciation	1.5		—		2.5		—
EU medical device regulation transition costs	0.2		0.4		0.5		1.5
Employee compensation charges	—		—		—		5.6
Prior Credit Agreement amendment fees	—		—		—		4.0
Other adjustments	3.2		1.6		3.9		3.4
Income tax impact of adjustments	(42.8)		(23.4)		(29.8)		(136.0)
Discrete tax items	0.4		(3.3)		(1.0)		(6.5)
Adjusted net income	$54.7	$0.80	$57.4	$0.85	$112.8	$1.66	$82.4	$1.22
Weighted-average shares outstanding - diluted		68.1		67.5		68.0		67.4

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended September 28, 2025			Three Months Ended September 29, 2024
	GAAP	Adjustments(a)	Non-GAAP	GAAP	Adjustments(a)	Non-GAAP
Selling, marketing and administrative	$186.9	$(11.3)	$175.6	$186.4	$(9.5)	$176.9
Research and development	41.5	(0.6)	40.9	55.9	(0.7)	55.2
Operating expenses	$228.4	$(11.9)	$216.5	$242.3	$(10.2)	$232.1

(a) Includes the following non-GAAP adjustments: amortization of deferred cloud computing implementation costs, incremental depreciation on PP&E fair value adjustment, EU medical device regulation transition costs and other adjustments.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net loss	$(733.0)	$(19.9)	$(1,001.1)	$(1,873.6)
Depreciation and amortization	112.1	113.1	329.5	344.1
Interest expense, net	46.1	42.9	126.6	122.9
(Benefit from) provision for income taxes	(23.9)	(8.9)	5.8	(117.0)
Restructuring, integration and other charges	39.6	36.8	234.6	90.3
Goodwill impairment charge	700.7	—	700.7	1,743.9
Asset impairment charge	9.7	—	9.7	56.9
Loss on extinguishment of debt	5.1	—	5.1	—
Legal accrual	9.4	—	9.4	—
Amortization of deferred cloud computing implementation costs	7.9	4.7	19.0	10.6
EU medical device regulation transition costs	0.2	0.4	0.5	1.5
Employee compensation charges	—	—	—	5.6
Prior Credit Agreement amendment fees	—	—	—	4.0
Other adjustments	3.2	1.6	3.9	3.4
Adjusted EBITDA	$177.1	$170.7	$443.7	$392.6

Total revenues	$699.9	$727.1	$2,006.6	$2,075.1
Adjusted EBITDA margin	25.3%	23.5%	22.1%	18.9%

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Revenues by Business Unit and Region
(In millions, unaudited)

	Three Months Ended
	September 28, 2025	September 29, 2024	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
Respiratory revenues	$112.3	$165.4	(32.1)%	0.1%	(32.2)%	(23.8)%	(8.4)%
Non-Respiratory revenues	587.6	561.7	4.6%	1.1%	3.5%	—%	3.5%
Total revenues	$699.9	$727.1	(3.7)%	0.9%	(4.6)%	(6.4)%	1.8%

	Three Months Ended
	September 28, 2025	September 29, 2024	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
Labs	$373.8	$356.0	5.0%	0.6%	4.4%	(0.2)%	4.6%
Immunohematology	142.0	131.9	7.7%	2.5%	5.2%	—%	5.2%
Donor Screening	14.7	27.9	(47.3)%	(0.1)%	(47.2)%	—%	(47.2)%
Point of Care	164.6	205.7	(20.0)%	0.3%	(20.3)%	(22.3)%	2.0%
Molecular Diagnostics	4.8	5.6	(14.3)%	0.5%	(14.8)%	(3.7)%	(11.1)%
Total revenues	$699.9	$727.1	(3.7)%	0.9%	(4.6)%	(6.4)%	1.8%

	Three Months Ended
	September 28, 2025	September 29, 2024	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
North America	$381.4	$436.2	(12.6)%	(0.1)%	(12.5)%	(10.0)%	(2.5)%
EMEA	91.8	84.0	9.3%	6.9%	2.4%	(0.5)%	2.9%
China	84.6	80.4	5.2%	0.4%	4.8%	—%	4.8%
Other	142.1	126.5	12.3%	0.3%	12.0%	0.1%	11.9%
Total revenues	$699.9	$727.1	(3.7)%	0.9%	(4.6)%	(6.4)%	1.8%
(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as a substitute for financial information prepared in accordance with GAAP.

	Nine Months Ended
	September 28, 2025	September 29, 2024	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
Respiratory revenues	$278.8	$360.7	(22.7)%	0.1%	(22.8)%	(22.6)%	(0.2)%
Non-Respiratory revenues	1,727.8	1,714.4	0.8%	(0.2)%	1.0%	—%	1.0%
Total revenues	$2,006.6	$2,075.1	(3.3)%	(0.1)%	(3.2)%	(4.1)%	0.9%

	Nine Months Ended
	September 28, 2025	September 29, 2024	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
Labs	$1,116.5	$1,067.3	4.6%	(0.6)%	5.2%	(0.1)%	5.3%
Immunohematology	402.8	385.6	4.5%	0.6%	3.9%	—%	3.9%
Donor Screening	40.8	95.4	(57.2)%	—%	(57.2)%	—%	(57.2)%
Point of Care	428.5	509.6	(15.9)%	0.2%	(16.1)%	(15.6)%	(0.5)%
Molecular Diagnostics	18.0	17.2	4.7%	0.3%	4.4%	(4.2)%	8.6%
Total revenues	$2,006.6	$2,075.1	(3.3)%	(0.1)%	(3.2)%	(4.1)%	0.9%

	Nine Months Ended
	September 28, 2025	September 29, 2024	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
North America	$1,098.8	$1,220.2	(9.9)%	0.2%	(10.1)%	(6.1)%	(4.0)%
EMEA	268.0	249.9	7.2%	2.4%	4.8%	(0.4)%	5.2%
China	243.0	238.1	2.1%	(0.3)%	2.4%	—%	2.4%
Other	396.8	366.9	8.1%	(3.2)%	11.3%	(0.3)%	11.6%
Total revenues	$2,006.6	$2,075.1	(3.3)%	(0.1)%	(3.2)%	(4.1)%	0.9%

(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as substitute for financial information prepared in accordance with GAAP.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Non-Respiratory Revenue excluding Donor Screening
(In millions, unaudited)

	Three Months Ended
	September 28, 2025	September 29, 2024	% Change	Currency Impact	Constant Currency (a)
Non-Respiratory revenues	$587.6	$561.7	4.6%	1.1%	3.5%
Donor Screening revenue	(14.7)	(27.9)
Total non-respiratory revenue, excluding Donor Screening	$572.9	$533.8	7.3%	1.1%	6.2%

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Revenue excluding COVID-19 and Donor Screening
(In millions, unaudited)

	Three Months Ended
	September 28, 2025	September 29, 2024	% Change	Currency Impact	Constant Currency (a)
Total revenues	$699.9	$727.1	(3.7)%	0.9%	(4.6)%
COVID-19 revenue	(26.9)	(72.3)
Donor Screening revenue	(14.7)	(27.9)
Total revenue, excluding COVID-19 and Donor Screening	$658.3	$626.9	5.0%	1.0%	4.0%
(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as a substitute for financial information prepared in accordance with GAAP.